UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 24, 2009
Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34112	01-0616867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1908 Doolittle Dr. San Leandro, CA	94577
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	510-483-7370
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of new principal accounting officer

On March 9, 2009, our company appointed Deno G. Bokas, Vice President Finance and Chief Accounting Officer, as its Principal Accounting Officer.  We delayed filing this report, under instructions to Item 5.02 of Form 8-K, to the date we issued our press release attached as Exhibit 99.1 announcing his appointment.  Mr. Bokas, 46, joined the company as a full-time employee in January 2009.

Prior to joining our company, Mr. Bokas was an independent consultant providing financial services largely to pharmaceutical and equipment device companies.  From November 2007 to May 2008, Mr. Bokas served as Vice President Finance and Corporate Controller of Aradigm Corporation, a publicly traded pharmaceutical company.  Prior to that he was Vice President and Controller for Perlegen Sciences, a pre-IPO genetics services company.  From December 2004 to September 2006, Mr. Bokas served in an SEC reporting and accounting capacity at Xenogen Corporation, a publicly traded scientific device and research company.  Mr. Bokas was Chief Financial Officer for the National Railroad Passenger Corporation from 2002 to 2004.  Mr. Bokas earned a Master of Science Finance Degree from Walsh College and a Bachelor of Business Administration Degree from Eastern Michigan University.  He is also a Certified Public Accountant.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits

99.1 News release dated March 24, 2009, announcing appointment of Mr. Bokas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	March 24, 2009	By /s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release Dated March 24, 2009, announcing appointment of Mr. Bokas